UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 21, 2025
Biohaven Ltd.
(Exact name of registrant as specified in its charter)

British Virgin Islands	001-41477	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
c/o Biohaven Pharmaceuticals, Inc.
215 Church Street
New Haven, Connecticut 06510
(Address of principal executive offices, including zip code)
(203) 404-0410
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Shares, no par value	BHVN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure
Biohaven Ltd. (the “Company”) provided the following update with respect to its New Drug Application (“NDA”) for troriluzole for the treatment of adult patients with Spinocerebellar Ataxia (“SCA”).
As previously disclosed, in May 2025, the Division of Neurology 1 (the “Division”) within the Office of Neuroscience of the Food and Drug Administration (the “FDA”) informed the Company that it was extending the Prescription Drug User Free Act ("PDUFA") date for the troriluzole NDA by three months to provide time for a full review of the Company’s recent submissions related to information requests from the FDA. At that time, the Division also informed the Company that it was planning to hold an advisory committee meeting to discuss the application. On August 21, 2025, the Division communicated to the Company that it had determined that an advisory committee meeting is no longer needed for regulatory decision making. The FDA's expected decision regarding the NDA remains during the fourth quarter of 2025.

The information in this Current Report on Form 8-K, including the information set forth in Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 22, 2025

Biohaven Ltd.

By:	/s/ Matthew Buten
Matthew Buten
Chief Financial Officer

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